================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            DOWNEY FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                            DOWNEY FINANCIAL CORP.
                              3501 JAMBOREE ROAD
                            NEWPORT BEACH, CA 92660
                                (714) 854-0300
                                                                 March 21, 1997
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           WEDNESDAY, APRIL 23, 1997
                                  10:00 A.M.
                           THE IRVINE MARRIOTT HOTEL
                            18000 VON KARMAN AVENUE
                              IRVINE, CALIFORNIA

Dear Friend and Shareholder:

  The Board of Directors and officers of Downey Financial Corp. ("Downey") are pleased to extend to you a cordial invitation to attend Downey's Annual Meeting of Shareholders at the time and place shown above to:

  1. Elect two Class 2 Directors for terms of three years each; and

  2. Transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

  The Board of Directors has selected February 28, 1997 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which shareholders will act is included in the attached Proxy Statement. Downey's directors and executive officers will be available at the meeting to meet with shareholders.

  Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Thank you in advance for your cooperation.

  We look forward to seeing you at the meeting.

                               Sincerely yours,

     [LOGO of SIGNATURE of MAURICE         [LOGO of SIGNATURE of CHERYL
             L. McALISTER]                           E. JONES]
         MAURICE L. McALISTER                     CHERYL E. JONES
         Chairman of the Board              Vice Chairman of the Board

                     [LOGO of SIGNATURE of JAMES W. LOKEY]
                                JAMES W. LOKEY
                     President and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Proxy Statement...........................................................   1
Record Date and Voting of Shares..........................................   1
Voting and Revocation of Proxies..........................................   1
Solicitation of Proxies...................................................   1
Election of Directors.....................................................   2
    . Information Concerning Nominees and Directors.......................   2
    . Nominees for Election at this Meeting, as Class 2 Directors, to
      Terms Expiring in 2000..............................................   3
    . Directors Whose Present Terms Continue until 1998...................   3
    . Directors Whose Present Terms Continue until 1999...................   3
Board Committees and Meeting Attendance...................................   4
Security Ownership of Directors and Executive Officers....................   6
Executive Officers........................................................   7
Compensation Committee Report.............................................   9
    . Compensation Philosophy.............................................   9
    . 1996 Compensation Programs..........................................   9
Compensation..............................................................  12
    . Executive Compensation..............................................  12
    . Stock Options.......................................................  13
    . Option Exercises and Holdings.......................................  14
    . Employment Agreements...............................................  14
    . Director Compensation...............................................  14
Performance Graph.........................................................  16
Certain Relationships and Related Transactions............................  17
    . Transactions with Management and Certain Business Relationships.....  17
    . Indebtedness of Management..........................................  17
Security Ownership of Certain Beneficial Owners...........................  17
    . Principal Shareholders..............................................  18
Section 16(a) Beneficial Ownership Reporting Compliance...................  18
Proposals of Shareholders.................................................  19
Relationship with Independent Public Accountants..........................  19
Annual Report to Shareholders.............................................  19
Other Business............................................................  20
    . Presented by Management.............................................  20
    . Presented by Shareholders...........................................  20

                            DOWNEY FINANCIAL CORP.
                              3501 JAMBOREE ROAD
                        NEWPORT BEACH, CALIFORNIA 92660

                                PROXY STATEMENT

  This proxy statement ("Proxy Statement") and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of Downey Financial Corp., a Delaware corporation ("Downey"), to be held at 10:00 a.m., local time, on Wednesday, April 23, 1997, at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92715, and any adjournments thereof (the "Annual Meeting"). Certain of the information provided in this Proxy Statement relates to Downey Savings and Loan Association, F.A. and any predecessor entity (the "Bank"), a wholly owned subsidiary of Downey. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 21, 1997. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey's telephone number is (714) 854-0300.

                       RECORD DATE AND VOTING OF SHARES

  On February 28, 1997, the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, 25,460,954 shares of Downey's common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes at the Annual Meeting will be elected. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                       VOTING AND REVOCATION OF PROXIES

  All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board's nominees for directors. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board of Directors does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board of Directors unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

  Any shareholder may revoke his or her proxy at any time before it is voted by filing with the Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a shareholder to vote in person if such shareholder should decide to attend the Annual Meeting and desires to vote in person.

                            SOLICITATION OF PROXIES

  Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of the Bank may solicit proxies personally, by mail, telephone, telecopier or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                             ELECTION OF DIRECTORS

  The Directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey's Bylaws provides that the Board of Directors shall be composed of not less than seven nor more than nine members, the exact number to be fixed by the Board.

  In a news release dated February 7, 1997, Downey announced that Stephen W. Prough had resigned his positions as Chief Executive Officer, President and Director of Downey, the Bank and their affiliated companies, and that James W. Lokey had been appointed President and Chief Executive Officer of Downey and the Bank. Subsequently, the Board reduced the authorized number of directors from eight to seven. During 1997, it is anticipated that James W. Lokey will be considered for appointment to the Board.

  Accordingly, at this Annual Meeting, two Class 2 Directors are to be elected to serve three-year terms and until their respective successors are elected and qualified. The following persons have been nominated by the Board of Directors to serve as directors, as set forth below:

    For election as Class 2 Directors to hold office until the 2000 Annual Meeting of Shareholders, and until their successors are duly elected and qualified: Cheryl E. Jones and Lester C. Smull.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

  Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Securities Ownership of Directors and Executive Officers." There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

  The following table sets forth certain information concerning (i) the two nominees standing for election to the Board of Directors at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

                                                                  DIRECTOR OF  YEAR
                              AGE AT            POSITION(S)         DOWNEY     TERM
          NAME           FEBRUARY 28, 1997     CURRENTLY HELD      SINCE(1)   EXPIRES
          ----           ----------------- ---------------------- ----------- -------
NOMINEES FOR ELECTION
Cheryl E. Jones.........         40        Director/Vice Chairman    1994      1997
Lester C. Smull.........         64        Director                  1994      1997
CONTINUING DIRECTORS
Dr. Dennis J. Aigner....         59        Director                  1994      1998
Dr. Paul Kouri..........         75        Director                  1994      1998
Brent McQuarrie.........         45        Director                  1994      1998
Maurice L. McAlister....         71        Director/Chairman         1994      1999
Sam Yellen..............         66        Director                  1994      1999

NOMINEES FOR ELECTION AT THIS MEETING, AS CLASS 2 DIRECTORS, TO TERMS EXPIRING IN 2000

  Cheryl E. Jones--Ms. Jones is the Vice Chairman of the Boards of Directors of Downey and the Bank. Ms. Jones has served as a director of the Bank since 1987. Ms. Jones is actively involved in a variety of real estate development, management and consultant activities. In addition, Ms. Jones serves on the Board of Directors of McAlister Investments, Inc., an affiliate of Downey. Ms. Jones is the daughter of Maurice L. McAlister, Chairman of Downey's Board of Directors.

  Lester C. Smull--Mr. Smull is a director of Downey and the Bank and has served as a director since May 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties' activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 1998

  Dr. Dennis J. Aigner--Dr. Aigner is a director of Downey and the Bank. Dr. Aigner has served as a director of the Bank since 1991. Dr. Aigner has been the Dean and a Professor of Management at the Graduate School of Management at the University of California, Irvine since September 1988. He was formerly Professor of Economics and Chairman of the Department of Economics at the University of Southern California in Los Angeles. Dr. Aigner is the founding editor of the Journal of Econometrics. Dr. Aigner served on the National Research Council's Committee on the National Energy Modeling System, which conducted a two-year evaluation of the U.S. Department of Energy's energy modeling and forecasting. In August 1990, Governor Deukmejian appointed Dr. Aigner to the Worker Compensation Rate Study Commission. Dr. Aigner served as Chair of the Commission through March 1992, when its final report was submitted to the California Legislature. Dr. Aigner's extensive community involvement includes service as a member of the Board of Directors of the Industrial League of Orange County, the Advisory Boards of the International Forum for Corporation Directors and the Association for Corporate Growth and the Board of Governors of Junior Achievement. Dr. Aigner also is the President of Dennis Aigner Inc., a consulting company, is a director of Pacific Rim Assurance Company and NetSoft Inc. and is a member of the Research Policy Board of Southern California Edison Company.

  Dr. Paul Kouri--Dr. Kouri is a director of Downey and the Bank. Dr. Kouri has served as a director of the Bank since 1959. Dr. Kouri also serves on the Board of Directors of Nix Financial Services and is actively involved in a variety of real estate development and management activities. Dr. Kouri is a retired physician having practiced for more than 40 years.

  Brent McQuarrie--Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of the Bank since 1987. Mr. McQuarrie's principal occupation for more than the past five years has been President and a director of Investment Properties, a real estate development company. Mr. McQuarrie also was President and a director of Sea Coast Mortgage Corporation, which was dissolved in December 1993.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 1999

  Maurice L. McAlister--Mr. McAlister is the Chairman of Downey's Board of Directors and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Since 1957, Mr. McAlister has been actively involved in the growth and management of Downey and the Bank. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of Laura J. Company and McAlister Investments, Inc., affiliates of Downey.

  Sam Yellen--Mr. Yellen is a director of Downey and the Bank. Mr. Yellen has served as a director of the Bank since 1992. Mr. Yellen has been a consultant since his retirement as a partner from the accounting firm of

KPMG Peat Marwick LLP in December 1990. Mr. Yellen served KPMG Peat Marwick LLP and its predecessors for 35 years preceding his retirement from the firm. While a partner with the firm, Mr. Yellen was also a member of its Board of Directors. Mr. Yellen is the former President of both the California State Board of Accountancy and the National Association of State Boards of Accountancy. Currently, in addition to his service to Downey and the Bank, Mr. Yellen serves on the Boards of Directors of Beverly Funding Corporation, Del Webb Corporation, LTC Properties, Inc. and E* Capital Corporation.

                    BOARD COMMITTEES AND MEETING ATTENDANCE

  Downey has the following six standing Board Committees: Audit, Compensation, Efficiency and Expense Control, Executive, Strategic Planning and Nominating. Membership in the committees, as of the record date of February 28, 1997, is as follows:

AUDIT              COMPENSATION                EFFICIENCY AND EXPENSE CONTROL
Sam Yellen, Chair  Dr. Dennis J. Aigner, Chair Cheryl E. Jones, Chair
Dr. Paul Kouri     Cheryl E. Jones             Maurice L. McAlister
Brent McQuarrie    Lester C. Smull             Lester C. Smull
                                               Sam Yellen
EXECUTIVE          STRATEGIC PLANNING          NOMINATING
Maurice L.
McAlister, Chair   Lester C. Smull, Chair      Cheryl E. Jones, Chair
Cheryl E. Jones    Cheryl E. Jones             Maurice L. McAlister
Brent McQuarrie    Maurice L. McAlister        Sam Yellen
                   Sam Yellen

AUDIT COMMITTEE                                              6 MEETINGS IN 1996

  . Responsible for recommending to the Board the engagement of Downey's and the Bank's independent accountants and assuring their independence and objectivity;

  . Reviews the scope of the audit plans of the independent accountants and the internal auditors;

  . Oversees Downey's and the Bank's policies pertaining to the effectiveness of internal controls;

  . Reviews the objectivity, effectiveness and resources of the internal audit and internal asset review functions which report directly to the Audit Committee;

  . Reviews non-audit services to be performed by the independent accountants; and

  . Reviews the appropriateness of fees for audit and non-audit services performed by the independent accountants.

COMPENSATION COMMITTEE                                       3 MEETINGS IN 1996

  . Establishes the overall compensation and benefits policies for Downey and the Bank;

  . Reviews and recommends to the Board salary and incentive compensation for the Chief Executive Officer;

  . Reviews and approves the salaries and incentive compensation for all other executive and senior officers of Downey and the Bank; and

  . Reviews and approves the short-term and long-term incentive compensation programs, including individual performance goals.

EFFICIENCY AND EXPENSE CONTROL COMMITTEE                     7 MEETINGS IN 1996

  Reviews Downey's organization and activities and makes recommendations to the Board regarding:

  .Improving levels of costs and operating expenses; and

  .Enhancing organizational and operational efficiency.

EXECUTIVE COMMITTEE                                         NO MEETINGS IN 1996

  . Exercises the powers of the Board of Directors when the Board of Directors is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey's Certificate of Incorporation or Bylaws.

STRATEGIC PLANNING COMMITTEE                                 3 MEETINGS IN 1996

  Reviews and makes recommendations to the Board regarding:

  . Downey's and the Bank's comprehensive strategic plans, including utilization of capital resources; and

  .  An annual operating plan and budget for Downey and the Bank.

NOMINATING COMMITTEE                                          1 MEETING IN 1996

  Reviews and makes recommendations to the Board regarding:

  . Oversight of Board activities related to corporate governance and organization structure;

  .  Qualifications for director candidates;

  .  Candidates for election and re-election to the Board;

  . Candidates for the position of Chairman of the Board, Chief Executive Officer and President; and

  . The performance of the Chief Executive Officer, in conjunction with the Compensation Committee.

  Nominations of individuals for election to the Board of Directors of Downey at an annual meeting of shareholders may be made by any shareholder of Downey entitled to vote for the election of directors at such annual meeting who complies with the notice procedures set forth in Downey's Bylaws. No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

  To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of Downey not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to shareholders by Downey (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board of Directors), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serving as a director, if elected; and as to the shareholder giving the notice (i) the name and address of such shareholder, and (ii) the class and number of shares of Downey which are owned of record by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Downey that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the Nominating Committee and by shareholders shall be provided for use at the annual meeting. If the Nominating Committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

  Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

  During 1996, the Board of Directors met 12 times: 11 regular meetings and one special meeting. All directors attended at least 75% of the aggregate of meetings held during 1996 by the Board of Directors and the committees of the Board on which they serve. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with the Chairman, Vice Chairman, Chief Executive Officer and other members of management on matters affecting Downey and the Bank.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of February 28, 1997, certain information regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 12 and by all directors and executive officers as a group.

                                           AGGREGATE NUMBER OF          PERCENT OF
       NAME OF BENEFICIAL OWNER        SHARES BENEFICIALLY OWNED(1) OUTSTANDING SHARES
-------------------------------------- ---------------------------- ------------------
Maurice L. McAlister..................          5,124,130(2)               20.1%
Cheryl E. Jones.......................            532,046(3)                2.1%
Brent McQuarrie.......................            415,115(4)                1.6%
Dr. Paul Kouri........................             15,139(5)                  *
Sam Yellen............................              3,150                     *
Dr. Dennis J. Aigner..................              1,575                     *
Lester C. Smull.......................                801(6)                  *
Stephen W. Prough.....................              6,660                     *
Thomas E. Prince......................              9,750                     *
Donald E. Royer.......................              9,750                     *
Keith A. Voll.........................              9,754                     *
Jane Wolfe............................              9,750                     *
All Directors and Executive Officers
 as a Group (23 persons)..............          6,230,783(7)               24.5%

--------
(1) The shares shown include 50,620 shares of Common Stock with respect to which executive officers acquired beneficial ownership because of vested stock options as of December 20, 1996.

(2) Held by Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust.

(3) Includes 96,416 shares held by Ms. Jones as Custodian for Kelly Lambert, David Lambert and Clayton Jones. Ms. Jones holds sole voting and investment power with respect to 435,630 shares.

(4) Includes 152,172 shares held by Mr. McQuarrie as Trustee for Jared McQuarrie, Jennifer McQuarrie, Justin McQuarrie and Jamie McQuarrie (Four Jays, Ltd.). In addition, Mr. McQuarrie shares voting and investment power with his spouse, Kathryn McQuarrie, as Co-trustor and Co-trustee with respect to 259,500 shares, all of which are held in trust for the benefit of their children. Mr. McQuarrie holds 2,692 shares in an Individual Retirement Account, and Kathryn McQuarrie holds 751 shares in an Individual Retirement Account.

(5) Dr. Kouri holds sole voting power with respect to 5,493 shares and shares with his spouse, Bobbie Jean Kouri, voting and investment power with respect to 9,646 shares.

(6) Mr. Smull holds sole voting and investment power with respect to 543 shares, and Mr. Smull's spouse, Jimmy Smull, holds sole voting and investment power with respect to 258 shares.

(7) As of February 28, 1997, includes 156,724 shares held by executive officers.

*Less than 1% of outstanding Common Stock at February 28, 1997.

                              EXECUTIVE OFFICERS

  Executive officers are elected annually and serve at the pleasure of the Board of Directors.

  The following table sets forth the names of the current executive officers of Downey and the Bank and their respective subsidiaries, along with certain other information relating to such persons:

                                       AGE AT
               NAME               FEBRUARY 28, 1997      CURRENT POSITION
               ----               -----------------      ----------------
 James W. Lokey..................         49        President and Chief
                                                     Executive Officer of
                                                     Downey and the Bank
 Thomas E. Prince................         50        Executive Vice President
                                                     and Chief Financial
                                                     Officer of Downey and the
                                                     Bank
 Donald E. Royer.................         47        Executive Vice President,
                                                     General Counsel and
                                                     Corporate Secretary of
                                                     Downey and the Bank
 Keith A. Voll...................         48        Executive Vice President
                                                     and Chief Information
                                                     Officer of the Bank
 Jane Wolfe......................         51        Executive Vice President
                                                     and Chief Lending
                                                     Officer of the Bank
 Paul G. Woollatt................         47        Executive Vice President
                                                     and Director of Retail
                                                     Banking of the Bank
 JoLene M. Bryant................         42        Senior Vice President and
                                                     Director of Human
                                                     Resources of the Bank
 Michael P. Faucher..............         44        Senior Vice President and
                                                     Director of Commercial
                                                     Banking of the Bank
 Richard D. Silver...............         51        Senior Vice President and
                                                     Controller of the
                                                     Bank
 Herb Cuesta.....................         47        Vice President and Chief
                                                     Appraiser of the
                                                     Bank
 Art J. Den-Heyer................         39        Vice President and
                                                     Director of Internal
                                                     Audit of
                                                     the Bank
 Neal D. Gilbert.................         39        Vice President, Treasurer
                                                     and Director of Secondary
                                                     Marketing of the Bank
 Jane R. Gorby...................         50        Vice President and
                                                     Director of Marketing of
                                                     the Bank
 Jane L. Smallwood...............         46        Vice President and
                                                     Director of Internal
                                                     Asset Review of the Bank
 Daniel D. Rosenthal.............         44        President of DSL Service
                                                     Company and Senior Vice
                                                     President and Director of
                                                     Major Loans of the Bank
 Carolyn B. DiOrio...............         40        Chief Financial Officer of
                                                     DSL Service Company and
                                                     Vice President of the
                                                     Bank

  James W. Lokey--Prior to joining Downey and the Bank as President and Chief Executive Officer in February 1997, Mr. Lokey served as Executive Vice President and Division Manager of Wells Fargo Bank, N.A., where he was responsible for the successful integration of the Wells Fargo Bank, N.A. and First Interstate Bank of California Commercial Banking Divisions in Southern California. Prior to Wells Fargo Bank, N.A., Mr. Lokey spent 23 years at First Interstate Bank of California in various executive management positions, including credit policy and administration, private banking, commercial banking, cash management and retail branch banking.

  Thomas E. Prince--Prior to joining the Bank as Executive Vice President and Chief Financial Officer in May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

  Donald E. Royer--Prior to joining the Bank as Executive Vice President, General Counsel and Corporate Secretary in December 1991, Mr. Royer was Executive Vice President and General Counsel of American Savings Bank, F.A., from December 1988 to February 1991, in addition to serving as retained counsel from March 1991 through October 1991. Mr. Royer has over 20 years of legal experience in the thrift industry.

  Keith A. Voll--Mr. Voll joined the Bank in December 1977, was appointed Senior Vice President, Chief Information Officer in 1990 and Executive Vice President, Chief Information Officer in January 1992.

  Jane Wolfe--Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. Prior to such time, Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank from September 1991 to November 1992.

  Paul G. Woollatt--Prior to re-joining the Bank as Executive Vice President and Director of Retail Banking in November 1995, Mr. Woollatt was Executive Vice President and Director of Retail Banking for First Western Bank F.S.B. from 1991 to 1995. Mr. Woollatt previously joined the Bank in July 1979 and held several positions including Senior Vice President, Director of Retail Banking from 1989 to 1991.

  JoLene M. Bryant--Prior to joining the Bank as Vice President and Director of Human Resources in December 1991, Ms. Bryant was Vice President and Compensation Manager with Great American Bank from 1990 to 1991 and Senior Compensation Analyst and Administration Officer from 1989 to 1990. She served as a Compensation Analyst with San Diego Gas & Electric from 1988 to 1989. Ms. Bryant was appointed Senior Vice President and Director of Human Resources in January 1992.

  Michael P. Faucher--Prior to re-joining the Bank as Senior Vice President and Director of Commercial Banking in April 1996, Mr. Faucher was Vice President and Relationship Manager with First Interstate Bank's Orange County Regional Commercial Center from October 1990 to April 1996. Mr. Faucher previously joined the Bank in May 1983 and held several positions including Vice President and Manager of the Commercial Loan Department.

  Richard D. Silver--Mr. Silver joined the Bank in 1986 and was appointed Senior Vice President and Controller of the Bank in October 1989.

  Herb Cuesta--Prior to joining the Bank as Vice President and Chief Appraiser in March 1996, Mr. Cuesta was an independent fee appraiser and consultant from January 1991 to March 1996. Mr. Cuesta has over 20 years of appraisal and thrift experience, including five years with FarWest Savings and Loan Association and nine years with Columbia Savings and Loan Association, where he held several positions, including Vice President and Chief Appraiser.

  Art J. Den-Heyer--Mr. Den-Heyer joined the Bank in August 1992 as Manager of Corporate Audit and was appointed Vice President, Director of Internal Audit in September 1995. Mr. Den-Heyer previously held positions from 1980 to 1992 with Guardian Federal Savings and Loan Association, Mercury Savings and Loan Association, United California Savings Bank and the accounting firm of Arthur Young & Company.

  Neal D. Gilbert--Prior to joining the Bank as Vice President, Treasurer and Director of Secondary Marketing in May 1996, Mr. Gilbert spent 12 years as a Vice President in the Capital Markets Division of Citicorp Securities, Inc.

  Jane R. Gorby--Prior to joining the Bank as Vice President and Director of Marketing in July 1994, Ms. Gorby was Marketing Director for First Western Bank since 1993 and, for over ten years previously, owned J. Gorby Communications and Word Merchant, companies which assisted savings institutions in all areas of marketing. Ms. Gorby has over 20 years of financial marketing and advertising experience.

  Jane L. Smallwood--Prior to joining the Bank as Vice President and Director of Internal Asset Review in 1991, Ms. Smallwood spent eight years at FarWest Savings and Loan Association in various capacities, the most recent of which was as Senior Vice President of Major Loans. Ms. Smallwood is also Chairman of the Bank's Internal Asset Review Committee.

  Daniel D. Rosenthal--Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company in 1991 and was appointed as DSL Service Company's Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and is a Senior Vice President and Director of Major Loans of the Bank.

  Carolyn B. DiOrio--Ms. DiOrio joined DSL Service Company in November 1985 as Assistant Controller. Ms. DiOrio was appointed as a director and Chief Financial Officer of DSL Service Company in 1991 and is a Vice President of the Bank.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee (the "Committee") of Downey's Board of Directors establishes the overall compensation policies and programs of Downey and its subsidiaries. In addition, the Committee establishes the specific compensation of the Chief Executive Officer and other executive officers of Downey, the Bank and their respective subsidiaries. All decisions of the Committee relating to the compensation of employees with an annual salary of more than $100,000 are reviewed by the Board of Directors of Downey. The Committee is composed of three directors, none of whom is employed by Downey.

COMPENSATION PHILOSOPHY

  The Committee's goal is to align compensation programs with the strategic direction of Downey and to attract, motivate and retain the best qualified employees. In carrying out its duties, the Committee evaluates compensation and benefits programs including both qualified and nonqualified programs, as well as medical, dental and other benefits programs affecting all employees. The Committee evaluates compensation and benefits programs to ensure they are cost effective, competitive and fair.

  To ensure that pay policies are competitive, the Committee periodically compares Downey's pay policies to peer group institutions. The Committee strives to implement benefits programs which, based upon competitive and cost considerations, deliver the highest level of value consistent with corporate and shareholder interests. Total compensation (including benefits) is established in the context of overall job responsibilities, achieving corporate and individual performance goals and objectives, as well as competitive compensation conditions.

1996 COMPENSATION PROGRAMS

  During 1996, the components of the compensation programs included a base salary, a bonus program ("Annual Incentive Plan"), the 1994 Long-Term Incentive Plan, a Deferred Compensation Plan, a Section 125 Cafeteria Plan (i.e., medical, vision, dental and life coverages) and an Employees' Retirement and Savings Plan (401(k) Plan).

   Base Salary

  During 1996, the Committee developed and recommended to Downey's Board of Directors adjustments to base salaries through a review of competitiveness, using salary survey data supplied by outside consultants and third party nationally recognized salary surveys, and also salary surveys in relation to those institutions noted in the "Performance Graph" that follows. As a result of the 1996 salary review, the Committee recommended compensation levels for, among others, the Chief Executive Officer and certain other officers.

   Annual Incentive Plan

  During 1996, the Committee reviewed and Downey's Board of Directors approved an Annual Incentive Plan for Downey. Individual performance objectives were established for participants in the Annual Incentive Plan based upon their individual responsibilities and Downey's 1996 approved corporate performance target for net income, which aligned each participant's compensation with Downey's approved business plan. Bonus levels in the Annual Incentive Plan were targeted at 30% of base salary for the Chief Executive Officer, 25% of base salary for certain other executive officers and 20% of base salary for all other eligible participants. Pursuant to the Annual Incentive Plan, those targeted amounts are adjusted based upon individual and corporate performance goals which provide for a potential bonus payment in the approximate range of 60% to 150% of the targeted bonus amounts. However, to the extent that actual corporate performance was below 65% of the approved corporate performance goal, no bonus amounts were to be paid to participants pursuant to the Annual Incentive Plan.

  After obtaining the 1996 year-end results, the Committee met with the Chief Executive Officer and the Director of Human Resources of the Bank to review the individual performance contribution of each participant. During 1996, Downey achieved 89.2% of its corporate performance target. Based upon 1996 corporate and individual participant performance, bonuses paid, relative to the targeted amounts for such participants, represented, on average, 92.9% of the bonus target. For 1997, the Committee recommended and the Downey Board of Directors approved certain modifications to the Annual Incentive Plan, among others, raising the minimum threshold to 80% of the approved corporate performance goal before any bonus amounts may be paid to participants.

   1994 Long-Term Incentive Plan

  On June 14, 1994, the Bank's Board of Directors approved a 1994 Long-Term Incentive Plan (the "LTIP"). The LTIP was submitted to the Bank's shareholders for approval at a special meeting of shareholders held on December 21, 1994. Thereafter, the LTIP was adopted and ratified by Downey and, pursuant thereto, shares of Downey are to be issued upon the exercise of options or payments of other awards for which payment is to be made in stock.

  The LTIP was adopted to promote and advance the interests of Downey and its shareholders by providing a means by which selected officers and employees could be given an opportunity to acquire stock in Downey and other incentive-based awards, to assist in attracting and retaining the services of employees holding key positions and to provide incentives for such key employees to exert maximum efforts toward results that are in the best interests of all shareholders. Incentive stock options may be granted under the LTIP only to officers and key employees, including directors if they are employees. Currently, approximately 43 officers and key employees are eligible to receive awards under the LTIP. The LTIP is administered by the Committee. During 1996, one officer was granted options under the LTIP.

   Deferred Compensation Plan

  During 1995, the Committee reviewed and Downey's Board of Directors approved implementation of a Deferred Compensation Plan for key management employees and directors. The Deferred Compensation Plan is considered to be an essential element in a comprehensive competitive benefits package designed to attract and retain individuals who contribute to the success of Downey. Participants are eligible to defer compensation on a pre-tax basis, including director fees, and earn a competitive interest rate on the amounts deferred. Currently, 52 management employees and six directors are eligible to participate in the program. During 1996, 14 management employees and two directors elected to defer compensation pursuant to the plan.

   Employees' Retirement and Savings Plan

  The Bank offers to its employees a 401(k) plan entitled the Downey Savings Employees' Retirement and Savings Plan. Participants are permitted to make contributions on a pre-tax basis, a portion of which is matched by the Bank. In addition, a basic contribution is made on behalf of each eligible participant, according to a formula which takes into account the age and compensation of the participant. For 1996, total contributions, consisting of the Bank's basic contribution and employer match, to the Downey Savings Employees' Retirement and Savings Plan were $1,338,000.

   Employee Stock Purchase Plan

  Downey offers its employees participation in Downey's Employee Stock Purchase Plan. Downey believes that ownership of Downey's stock by employees will foster greater employee interest in Downey's success, growth and development and will be to the mutual benefit of the employee and Downey. The Employee Stock Purchase Plan is designed to provide employees a continued opportunity to purchase Downey stock through systematic payroll deductions. Downey bears all costs of administering the Employee Stock Purchase Plan, including broker's fees, commissions, postage and other costs incurred with stock purchases. If an employee elects to terminate participation in the Employee Stock Purchase Plan, or sells stock acquired through the Employee Stock Purchase Plan, the employee is responsible for the associated costs.

   Chief Executive Officer Compensation

  In accordance with the Annual Incentive Plan and achievement of Downey's 1996 corporate performance target, the Committee recommended and Downey's Board of Directors approved an incentive compensation payment to Mr. Prough of $96,336. That amount represents 80.3% of the targeted amount in keeping with Downey's profit goals. For purposes of determining the amount of the incentive compensation paid under the Annual Incentive Plan, Mr. Prough's performance was measured by the results of Downey's achievement of Downey's 1996 Business Plan. See "Compensation--Employment Agreements."

  The Committee believes that the management team is dedicated to achieving significant improvement in Downey's long-term financial performance. The Committee further believes that Downey's compensation policies are designed to align closely the financial interests of senior executive management with the interests of Downey's shareholders and, as administered by the Committee, will enhance management's efforts in these areas.

                                          Respectfully submitted,

                                          Dr. Dennis J. Aigner, Chairman
                                          Cheryl E. Jones
                                          Lester C. Smull

                                 COMPENSATION

EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth all compensation paid by Downey and its subsidiaries for services rendered during 1996, 1995 and 1994 to (i) Downey's Chief Executive Officer, as of the end of 1996, and (ii) each of Downey's four other most highly compensated executive officers as of the end of 1996 (collectively, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                          --------------------------            -------------------------------
                                                                       AWARDS           PAYOUTS
                                                                ---------------------   -------
                                                         OTHER             NUMBER OF              ALL
                                                        ANNUAL  RESTRICTED SECURITIES            OTHER
   NAME AND PRINCIPAL                                   COMPEN-   STOCK    UNDERLYING    LTIP   COMPEN-
        POSITION          YEAR  SALARY       BONUS      SATION   AWARD(S)   OPTIONS     PAYOUTS SATION
----------------------------------------------------------------------------------------------------------
Stephen W. Prough         1996 $400,008(1)  $ 96,336       --       --          --         --   $19,746(2)
President and Chief       1995  395,858     $102,144       --       --          --         --    16,496(2)
Executive Officer         1994  203,162      122,436       --       --      157,500(3)     --     1,032(2)

Thomas E. Prince          1996 $178,007(4)  $ 40,051       --       --          --         --   $19,957(5)
Executive Vice President  1995  172,007       42,761       --       --        7,500(6)     --    51,734(5)
and Chief Financial Of-
 ficer                    1994  165,000       66,919(7)    --       --       15,750(6)     --    11,589(5)

Donald E. Royer           1996 $174,006     $ 40,742       --       --          --         --   $22,554(8)
Executive Vice Presi-
 dent,                    1995  165,854       41,265       --       --        7,500(6)     --    29,308(8)
General Counsel           1994  159,416       70,669(9)    --       --       15,750(6)     --     8,913(8)
and Corporate Secretary

Jane Wolfe                1996 $172,007(10) $ 43,448       --       --          --         --   $14,529(11)
Executive Vice President  1995  155,256       36,960       --       --        7,500(6)     --    13,516(11)
and Chief Lending Offi-
cer                       1994  112,023       45,000       --       --       15,750(6)     --     6,217(11)

Keith A. Voll             1996 $140,005     $ 36,442       --       --          --         --   $19,341(12)
Executive Vice President  1995  134,005       35,036       --       --        7,500(6)     --    11,260(12)
and Chief Information
Officer                   1994  128,796       34,582       --       --       15,750(6)     --    10,030(12)

(1) Mr. Prough's salary for 1996 ($400,008) reflects wages paid in 1996 ($274,470) and wages deferred ($125,538).

(2) The amounts shown for Mr. Prough for 1996 include flex benefit credits contributed by Downey ($4,308) and Mr. Prough's interest ($13,140) in Downey's 1996 401(k) plan contributions and interest from deferred compensation ($2,298); and for 1995 include flex benefit credits contributed by Downey ($4,126), Mr. Prough's interest ($12,270) in Downey's 1995 401(k) plan contributions and interest from deferred compensation ($100); and for 1994 include flex benefit credits contributed by Downey ($1,032).

(3) The stock options granted to Mr. Prough for 1994 reflect the amount granted (100,000 shares) and the 5% dividend paid in December 1995 (5,000 shares) and the three for two stock split in December 1996 (52,500 shares).

(4) Mr. Prince's salary for 1996 ($178,007) reflects wages paid in 1996 ($173,455) and wages deferred ($4,552).

(5) The amounts shown for Mr. Prince for 1996 include flex benefit credits contributed by Downey ($2,233), cashed out Personal Time Off ($6,846) and Mr. Prince's interest ($10,740) in Downey's 1996 401(k) plan contributions and interest from deferred compensation ($138); and for 1995 include flex benefit credits contributed by Downey ($2,170), cashed out Personal Time Off ($13,135), relocation expenses ($26,364), Mr. Prince's interest ($10,050) in Downey's 1995 401(k) plan contributions and interest from deferred compensation ($15); and for 1994 include flex benefit credits contributed by Downey ($2,169) and Mr. Prince's interest ($9,420) in Downey's 1994 401(k) plan contributions.

(6) The stock options granted for 1995 reflect the amount granted (5,000 shares) and the three for two stock split in December 1996 (2,500 shares); and for 1994 reflect the amount of shares granted (10,000 shares) and the 5% dividend paid in December 1995 (500 shares) and the three for two stock split in December 1996 (5,250 shares).

(7) The amounts shown for Mr. Prince for 1994 include Annual Incentive Plan bonus ($36,919), bonus for joint acting CEO responsibilities ($25,000) and bonus in lieu of gift ($5,000).

(8) The amounts shown for Mr. Royer for 1996 include flex benefit credits contributed by Downey ($2,170), cashed out Personal Time Off ($12,464) and Mr. Royer's interest ($7,920) in Downey's 1996 401(k) plan contributions; and for 1995 include flex benefit credits contributed by Downey ($2,119), cashed out Personal Time Off ($19,854) and Mr. Royer's interest ($7,335) in Downey's 1995 401(k) plan contributions; and for 1994 include flex benefit credits contributed by Downey ($2,118) and Mr. Royer's interest ($6,795) in Downey's 1994 401(k) plan contributions.

(9) The amounts shown for Mr. Royer for 1994 include Annual Incentive Plan bonus ($35,669), bonus for joint acting CEO responsibilities ($30,000) and bonus in lieu of gift ($5,000).

(10) Ms. Wolfe's salary for 1996 ($172,007) reflects wages paid in 1996 ($165,738) and wages deferred ($6,269).

(11) The amounts shown for Ms. Wolfe for 1996 include flex benefit credits contributed by Downey ($2,129), Ms. Wolfe's interest ($12,270) in Downey's 1996 401(k) plan contributions and interest from deferred compensation ($130); and for 1995 include flex benefit credits contributed by Downey ($2,033), Ms. Wolfe's interest ($11,475) in Downey's 1995 401(k) plan contributions and interest from deferred compensation ($8); and for 1994 include flex benefit credits contributed by Downey ($847) and Ms. Wolfe's interest ($5,370) in Downey's 1994 401(k) plan contributions.

(12) The amounts shown for Mr. Voll for 1996 include flex benefit credits contributed by Downey ($1,887), cashed out Personal Time Off ($7,404) and Mr. Voll's interest ($10,050) in Downey's 1996 401(k) plan contributions; and for 1995 include flex benefit credits contributed by Downey ($1,840) and Mr. Voll's interest ($9,420) in Downey's 1995 401(k) plan contributions; and for 1994 include flex benefit credits contributed by Downey ($1,840), rideshare ($10) and Mr. Voll's interest ($8,180) in Downey's 1994 401(k) plan contributions.

STOCK OPTIONS

  During 1996, there were no stock options granted to the Named Executives.

OPTION EXERCISES AND HOLDINGS

  The following table provides information with respect to the Named Executives concerning the exercise of options during 1996 and unexercised options held by the Named Executives as of December 31, 1996:

                               AGGREGATED OPTION EXERCISES IN 1996
                                   AND YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------
                                                                          VALUE OF UNEXERCISED
                          NUMBER OF             NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES                OPTIONS AT 12/31/96           12/31/96(1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Stephen W. Prough.......      --        --      78,750       78,750      $476,831     $476,831
Thomas E. Prince........      --        --       9,750       13,500        51,431       69,638
Donald E. Royer.........      --        --       9,750       13,500        51,431       69,638
Jane Wolfe..............      --        --       9,750       13,500        51,431       69,638
Keith A. Voll...........      --        --       9,750       13,500        51,431       69,638

--------
(1) Value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 1996 ($19.625 per share) and the exercise price of the options, multiplied by the number of shares subject to the option. The number of options and the exercise price per share have been adjusted for a 5% stock dividend paid in December 1995 and a three-for-two stock split effected in the form of a stock dividend, paid in December 1996.

EMPLOYMENT AGREEMENTS

  Effective June 14, 1994, the Bank entered into an employment agreement ("Employment Agreement") with Stephen W. Prough which provided that, for three years, the Bank would employ Mr. Prough as President and Chief Executive Officer at a base salary of $380,000 per year. In addition to Mr. Prough's base salary, Mr. Prough was also eligible to participate in the Bank's Annual Incentive Plan and received a non-qualified stock option grant to purchase 100,000 shares of the Bank's Common Stock.

  In June 1995, the Bank's Board of Directors reviewed Mr. Prough's performance and agreed to extend the term of Mr. Prough's Employment Agreement for an additional term of one year. The Bank's Board of Directors further approved an increase of Mr. Prough's base salary to $400,000 per year. During 1996, the Board of Directors approved a one-year extension of the term of the Employment Agreement.

  On February 7, 1997, Downey announced that Mr. Prough had resigned his positions as Chief Executive Officer, President and Director of Downey, the Bank and their affiliated companies. In connection with Mr. Prough's resignation, Downey and the Bank entered into an agreement with Mr. Prough pursuant to which Mr. Prough received a severance payment equal to two years of base salary, in addition to other amounts due under Downey's applicable compensation and benefit programs, and the Employment Agreement was terminated effective February 14, 1997. Additionally, as an accommodation, Mr. Prough received $585,112.50 representing the value of his 78,750 exercisable Downey Common Stock options at $7.43 per share. This price represents the difference between the closing market value on January 30, 1997 of $21.00 per share and Mr. Prough's option exercise price (as adjusted for Downey's 5% stock dividend and three-for-two stock split) of $13.57 per share.

DIRECTOR COMPENSATION

   Annual Compensation

  Directors who are not employees receive (i) an annual retainer of $24,000 payable monthly or quarterly, at the director's option, (ii) an attendance fee of $750 for each meeting held on a regular Board of Directors meeting day, and
(iii) an attendance fee of $500 for each meeting of a Downey or Bank committee or $500 for each meeting of DSL Service Company's Board of Directors held on a day other than a regular Board of Directors meeting day. Nonemployee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate

Reports, required to be filed quarterly with the Office of Thrift Supervision, also receive a $500 fee per quarter in connection with the review and execution of those regulatory reports. The Chairmen of Downey's Audit and Compensation Committees each receive an additional annual retainer of $5,000 and $3,000, respectively. The Chairman of Downey's and the Bank's Boards of Directors is entitled to receive an additional annual retainer of $2,500, respectively. Downey's and the Bank's Chairman has declined to accept these additional annual retainers. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Furthermore, directors are entitled to participate in and receive the medical benefit coverages provided to the Bank's employees, or payment in lieu thereof.

   Director Retirement Benefit

  A retirement benefit (the "Director Retirement Benefit") will be paid to each nonemployee director or his or her designated beneficiary, in equal monthly installments for a period of 60 months beginning the month following his or her retirement. The aggregate Director Retirement Benefit for each director will equal one-third of the number of months of service as a director by such individual (up to a maximum of 15 years of service) multiplied by the average monthly qualified (nonemployee) director compensation paid to such individual during the three years preceding cessation of service as a director. Qualified director compensation includes the annual retainer plus all meeting fees for the Boards of Directors and committees of Downey, the Bank and their respective subsidiaries. The right of each director to begin to receive such Director Retirement Benefit is subject to the individual director having (i) ceased serving as a director of Downey and the Bank, and (ii) served as a director for at least three years. If a majority interest of Downey's outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned Director Retirement Benefit becomes payable immediately, and the three-year minimum service requirement described above does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the Director Retirement Benefit. Any such accelerated payment would be discounted at the interest rate then in effect for the Bank's five-year certificate of deposit.

   Founder Retirement Agreement

  On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister. Under the Founder Retirement Agreement, monthly compensation is paid to Mr. McAlister, or his beneficiaries, for 120 months following cessation of employment. Pursuant to the Founder Retirement Agreement, Mr. McAlister's compensation is, subject to certain adjustments, $32,167 per month, which payments commenced upon Mr. McAlister's retirement as President of DSL Service Company in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, such adjustments to be based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Mr. McAlister's compensation was adjusted to $33,820 per month, effective July 1, 1996. If a majority interest of Downey's Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey's option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid. During 1996, Mr. McAlister received $395,921 under the Founder Retirement Agreement.

                               PERFORMANCE GRAPH

  The table below compares the performance of Downey with that of the S&P 500 composite index and the selected peer group ("Peer Group"). The Peer Group consists of all California-based thrifts followed by Merrill Lynch & Co., except for Downey. The thrifts and the thrift holding companies included in the Peer Group may change from time to time as Merrill Lynch & Co. makes adjustments in the institutions it follows. As of the date hereof, this Peer Group consists of the following nine California-based thrifts and thrift holding companies: H. F. Ahmanson & Company (Home Savings of America, FA), Bay View Capital Corporation (Bay View Federal Bank, A FSB), California Federal Bank, A FSB, California Financial Holding Co. (Stockton Savings Bank, FSB), CENFED Financial Corporation (CenFed Bank, A Federal Savings Bank), Coast Savings Financial, Inc. (Coast Federal Bank, FSB), Glendale Federal Bank, F.S.B., Golden West Financial Corp. (World Savings & Loan Association, A Federal Savings & Loan Association) and Great Western Financial Corporation (Great Western Bank, A FSB). This Peer Group was selected because it has a representative number of publicly held thrifts and thrift holding companies which are competitors in Downey's market areas. The following table assumes $100 invested on December 31, 1991 in Downey, the S&P 500 and equally in the thrifts and thrift holding companies in the Peer Group, and assumes a reinvestment of dividends on a daily basis.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    DOWNEY, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P
(Fiscal Year Covered)        DOWNEY         500 INDEX    Peer Group
---------------------        ------         ---------    ----------
Measurement Pt- 12/31/1991   $100.00        $100.00      $100.00
FYE  12/31/1992              $127.98        $107.62      $105.60
FYE  12/31/1993              $172.83        $118.46      $111.03
FYE  12/31/1994              $135.06        $120.03      $ 98.02
FYE  12/31/1995              $209.02        $165.13      $163.07
FYE  12/31/1996              $288.61        $203.05      $200.71

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

  The Bank has entered into a commercial lease with Business Properties #18, a California General Partnership ("BP #18"), pursuant to which the Bank leases its Dana Point branch office. Lester C. Smull, a director of Downey and the Bank, is the managing general partner of BP #18. The lease, which runs from January 1, 1996 through September 30, 1997, provides that the Bank will pay rent to BP #18 at the rate of $1,660 per month. Management believes that the terms of the lease arrangement, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a nonaffiliated person.

  The Bank has also entered into a commercial lease for its Mission Viejo branch office with the Lester C. and Jimmy L. Smull Family Trust dated December 7, 1984 (the "Trust"), wherein Mr. Smull acts as trustee. The lease term is for one year, with three consecutive five-year options to extend. The Bank will pay rent of $4,835.25 per month for the first year, $5,560.53 per month during the first option term, $6,394.60 per month during the second option term and $7,353.79 per month during the third option term. Management believes that the terms of the lease arrangement, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a nonaffiliated person.

  During 1996, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey's Board of Directors, certain members of Mr. McAlister's family and certain of his controlled affiliates. The aggregate value of these services was approximately $68,619. Downey and the Bank have been fully reimbursed for the services provided.

INDEBTEDNESS OF MANAGEMENT

  The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving nonaffiliated persons.

  Over a period of approximately 22 years, the Bank has made various loans to Mr. Smull, a director, in his individual capacity, to the Trust and to a number of California partnerships as to which Mr. Smull is a general partner. As of December 31, 1996, the Bank had loans outstanding to Mr. Smull or his related partnerships in an aggregate amount of approximately $28 million. Each of the loans to Mr. Smull or his related partnerships (i) was made in the ordinary course of business, (ii) and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving nonaffiliated persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  At the close of business on February 28, 1997, the record date for the Annual Meeting, there were outstanding and entitled to vote 25,460,954 shares of Downey's Common Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the Annual Meeting.

PRINCIPAL SHAREHOLDERS

  Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

                                                                      PERCENT OF
                                                   AMOUNT/NATURE OF   OUTSTANDING
NAME/ADDRESS                                     BENEFICIAL OWNERSHIP    STOCK
------------                                     -------------------- -----------
McAlister Family Trust(1)....................         5,124,130          20.1%
  3501 Jamboree Road
  Newport Beach, CA 92660

Gerald H. McQuarrie
Family Trusts(2) ............................         1,889,779           7.4%
   34 South 300 East
   Provo, UT 84606

--------
(1) See footnote 2 on Page 6.

(2) Oneida B. McQuarrie serves as Trustee for the Gerald H. McQuarrie Family Trusts. Includes 673,656 shares held by the Survivor Trust of the Gerald
    H. McQuarrie Family Trusts; 6,517 shares held by the By-Pass Trust of the Gerald H. McQuarrie Family Trusts; 71,520 shares held by the Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; and 1,138,086 shares held by the Non-Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Downey's and, as may be determined, the Bank's and their respective subsidiaries' executive officers, directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Downey. Such persons and holders are required to furnish Downey with copies of all reports filed pursuant to such requirement.

  Based solely on review of the copies of such forms furnished to Downey and written representations from certain reporting persons that no Forms 5 were required, except as noted for those persons, Downey believes that during the period January 1, 1996 to December 31, 1996, all Section 16 filing requirements were complied with, except as follows: Dr. Paul Kouri filed a late Form 4 with respect to one transaction, one Form 5 was filed by Herb Cuesta for one transaction not previously reported on a Form 4 and one Form 5 was filed by Carolyn DiOrio for two transactions not previously reported on a Form 4.

                           PROPOSALS OF SHAREHOLDERS

  It is presently anticipated that the 1998 Annual Meeting of Shareholders will be held in April 1998. Shareholders desiring to exercise their rights under the proxy rules to submit shareholder proposals are advised that their proposals must be received by Downey no later than November 21, 1997, in order to be eligible for inclusion in Downey's proxy statement relating to that meeting. Shareholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the Corporate Secretary, Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  In 1989, the Board of Directors engaged KPMG Peat Marwick LLP as Downey's independent auditors, and the relationship which has existed has been the customary relationship between an independent accountant and client. Downey's auditors for 1997 have not been engaged by the Audit Committee nor approved by Downey's Board of Directors. Downey's Audit Committee will make a recommendation to the Board of Directors with respect to the 1997 audit upon the completion of its review of the accounting services rendered during 1996, the cost thereof and available alternatives.

  Representatives of KPMG Peat Marwick LLP are scheduled to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to answer questions.

                         ANNUAL REPORT TO SHAREHOLDERS

  Downey's Annual Report to Shareholders, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement

  SINGLE COPIES OF DOWNEY FINANCIAL CORP.'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST TO:
DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA, 92660,
ATTENTION: CORPORATE SECRETARY.

                                OTHER BUSINESS

PRESENTED BY MANAGEMENT

  As of the date of this Proxy Statement, the management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey's Board of Directors.

PRESENTED BY SHAREHOLDERS

  Pursuant to Downey's Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as is properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of Downey. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of Downey, not less than 120 calendar days in advance of the date of Downey's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by shareholders. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Downey's Bylaws.


                                                    /s/ Donald E. Royer

                                                    DONALD E. ROYER
                                                    Corporate Secretary

--------------------------------------------------------------------------------

                                REVOCABLE PROXY

                            DOWNEY FINANCIAL CORP.

               ANNUAL MEETING OF SHAREHOLDERS -- APRIL 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Downey Financial Corp. (the "Company") hereby nominates, constitutes and appoints Maurice L. McAlister and G. Brent McQuarrie, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at The Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 23, 1997 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

                     PLEASE SIGN AND DATE ON REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[X]   Please mark your
      votes as in this
      example

              For all the Company
           nominees listed at right      Withhold Authority
             (except as marked to     to vote for all nominees
              the contrary below)         listed at right.          Nominees:
                                                                    Class 2 Directors (for a three-year term of
1.  Election of      [_]                         [_]                office, which term shall expire when his
    Class 2                                                         successor is elected and qualified at the
    Directors.                                                      2000 Annual Meeting of Shareholders):

(Instructions: to withhold authority to vote for any one            Cheryl E. Jones and Lester C. Smull
or more nominees, write that nominee's name(s) in the space
provided below:)

2. Other Business. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournment thereof.

This proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any individual nominees. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AT LEFT. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                         I(We) do  [_]     I(We) do not      [_]
                                                           expect to attend
                                                           the Meeting


                      Number of Shares__________________



____________________________     ________________________     ____________________________     ________________________
Name of Shareholder, Printed     Signature of Shareholder     Name of Shareholder, Printed     Signature of Shareholder

Note: (Please date this Proxy and sign your name as it appears on you stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)